Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                   Three Months Ended
                                                      October 31,
                                                  1999                1998
                                                  ----                ----

Basic earnings per share

Weighted average number of
   shares outstanding                           52,737,129          52,648,329
                                                ----------          ----------

Net income                                    $     12,662             12,627
                                                ----------          ---------
Basic earnings per common share               $        .24                .24
                                                ----------          ---------

Diluted earnings per share

Weighted average number of common shares:

Weighted average number of
    shares outstanding                          52,737,129          52,648,329
Shares applicable to
    stock options                                  236,262             210,091
                                                ----------          ----------
                                                52,973,391          52,858,420
                                                ----------          ----------
Net Income                                    $     12,662              12,627
                                                ----------          ----------
Diluted earnings per common
  share                                       $        .24                 .24
                                               -----------          ----------


                                                                      Exhibit 11


                          CASEY'S GENERAL STORES, INC.
                        Computation of Per Share Earnings
           (Dollars in Thousands, Except Share and Per Share Amounts)

                                                          Six Months Ended
                                                             October 31,
                                                         1999           1998
                                                         ----           ----

Basic earnings per share

Weighted average number of
   shares outstanding                                52,727,645      52,626,587
                                                     ----------      ----------
Net income                                          $    27,313          25,124
                                                     ----------      ----------
Basic earnings per common share                     $       .52             .48
                                                     ----------      ----------

Diluted earnings per share

Weighted average number of common shares:

Weighted average number of
    shares outstanding                               52,727,645      52,626,587
Shares applicable to
    stock options                                       248,372         219,544
                                                     ----------      ----------
                                                     52,976,017      52,846,131
                                                     ----------      ----------
Net Income                                          $    27,313          25,124
                                                     ----------      ----------
Diluted earnings per common share                   $       .52             .48
                                                     ----------      ----------
